URANIUM ENERGY CORP	OTCBB Symbol - URME Frankfurt Symbol - U6Z Berlin Symbol - U6Z
FOR IMMEDIATE RELEASE	May 25, 2006

Uranium Energy Corp. Announces the Completion of $5 Million Private Placement

Private Placement Proceeds Will Support Budgeted Exploration and Development Programs, Ongoing Land and Database Acquisition through 2007

AUSTIN, TX - MAY 25, 2006 - Uranium Energy Corp (the “Company”) is pleased to announce that it has recently completed a private placement resulting in the issuance from treasury of an aggregate of 2,500,000 units, at a subscription price of US $2.00 per unit, for total gross proceeds to the Company of US $5,000,000.

Each unit is comprised of one common share and one-half of one non-transferable common share purchase warrant of the Company. Each whole warrant entitles the shareholder to purchase an additional common share of the Company until the earlier of (i) 12 months from the date of issuance of the units and (ii) six months from the effective date of the Company’s proposed registration statement, if any, pursuant to which the unit shares and warrant shares, if any upon exercise, will be qualified for sale by the shareholders. The exercise price of the warrants is US $2.50 per warrant share.

The Company has paid the following finder’s fees to certain arm’s length parties in conjunction with the completion of the private placement: (a) an aggregate of US $329,700 in cash; and (b) an aggregate of 471,000 non-transferable common share purchase warrants to acquire an equivalent number of common shares of the Company on the same terms and conditions as contained in the private placement warrants.

The Company’s President and CEO, Amir Adnani, states, “The private placement proceeds will be used to fund budgeted exploration and development on the Company’s properties in Texas, Wyoming, Arizona and Utah. In particular, development can continue to advance aggressively on the Goliad Project in South Texas. Uranium Energy Corp will also continue to actively pursue its ongoing land and database acquisition strategies in the U.S.”

About Uranium Energy Corp

Uranium Energy Corp. (URME: OTCBB) is a US-based junior resource company focused on uranium exploration and development in the United States. The Company has a mission to acquire historical uranium resources that can quickly be developed into producing uranium mines. Its management is comprised of veteran mining and exploration professionals eminent in the field of uranium, whose collective experience in the mining industry, and specifically in the uranium mining sector, gives the Company substantial uranium mine-finding and uranium mine development expertise. Uranium Energy Corp is well positioned to capitalize on the world’s current significant alternative energy boom. Visit www.uraniumenergy.com for more information.

Contact North America: Investor Relations, Uranium Energy Corp
Toll-Free Voice: (877) 676-7183 or (512) 721-1022
Fax: (512) 721-1023
E-mail: info@uraniumenergy.com
Website: www.uraniumenergy.com

Contact Europe: International Market Trend AG
Phone: +41.43.888.67.00
Fax: +41.43.888.67.09

Stock Exchange Information:
OTCBB Symbol: URME
Frankfurt Stock Exchange Symbol: U6Z
Berlin Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US9168961038

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities and Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. These statements involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein. Such risks and uncertainties may include, but are not limited to, the impact of competitive products, the ability to meet customer demand, the ability to manage growth, acquisitions of technology, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company’s periodic reports filed from time-to-time with the United States Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.